                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of CNA Surety Corporation on Form S-8, filed on or about September 29, 1997, under the Securities Exchange Act of 1933 of our report dated March 20, 1997, appearing in the Prospectus, and contained in the Registration Statement, filed on August 15, 1997, of CNA Surety Corporation on Form S-4 under the Securities Act of 1933.

     We also consent to the reference to us under the heading of "Experts" in such Prospectus.

Deloitte & Touche LLP
Chicago, Illinois
September 26, 1997